Exhibit 99.1

RE/MAX Holdings, Inc. Announces Agreement To Acquire North America Regions From RE/MAX INTEGRA

Deal Will Bring Nearly 19,000 Agents and Over 1,100 RE/MAX Offices into Company-Owned Regions

Additionally, Nick Bailey, former Chief Customer Officer, Has Been Promoted to President, RE/MAX, LLC

DENVER, June 3, 2021 /PRNewswire/ -- RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), today announced that RE/MAX, LLC, one of the world's leading franchisors of real estate brokerage services, has entered into an agreement to acquire the North America regions of RE/MAX INTEGRA. Once completed, the acquisition will bring nearly 19,000 agents (approximately 12,000 in Canada and 7,000 in the U.S.) and more than 1,100 independently owned and operated RE/MAX offices under the RE/MAX, LLC Company-Owned Region (COR) umbrella. Acquiring independent RE/MAX regional franchises has long been a key pillar of the Company's growth strategy and a capital allocation priority.

"We are thrilled to announce this regional acquisition, which is by far the most significant in the history of our company in terms of the size of territory and number of agents," said Adam Contos, RE/MAX Holdings CEO. "The addition of these strategic and geographically desirable regions enhances our ability to continue to scale, brings many attractive growth opportunities and simplifies our operational structure by creating greater efficiencies. I wish to thank RE/MAX INTEGRA co-founders Frank Polzler and Walter Schneider – and their amazing families – for their dedication and passion in growing the RE/MAX brand over the 40-year tenure with our network. Their RE/MAX story moves forward with INTEGRA's RE/MAX Europe region, where they'll continue to have a positive impact on region owners, franchisees, sales associates and consumers."

The North America regions being acquired by RE/MAX, LLC include five Canadian provinces (New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, and Prince Edward Island) and nine U.S. states (the New England states of Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island, and Vermont, plus Indiana, Minnesota, and Wisconsin).

"Frank and I knew RE/MAX was special from the very beginning in 1980," said Walter Schneider, RE/MAX INTEGRA President and Co-Founder. "We were excited about taking an incredibly solid concept that we could help build from the ground up. It's been a wonderful journey and the friendships we've made along the way will last a lifetime. We are confident in the leadership of Adam Contos, Nick Bailey and the entire RE/MAX, LLC team, as well as in their ability to facilitate a smooth transition and ensure a bright future for our Affiliates in North America. We thank RE/MAX Co-Founders Dave and Gail Liniger for their vision, partnership, and friendship during these past four decades, and we look forward to continuing to represent the RE/MAX brand in Europe."

"Helping grow RE/MAX into the industry's premier brand and network has been the experience of a lifetime," said Frank Polzler, RE/MAX INTEGRA Chairman and Co-Founder. "Our North American regions will be in excellent hands and I have no doubt that this new leadership will build on our foundation and take these regions to even greater heights."

Nick Bailey Promoted to President
With this acquisition, Nick Bailey, who has served as Chief Customer Officer since September 2019, has been promoted to President, RE/MAX, LLC effective immediately. As President, Bailey will lead all aspects of the RE/MAX brand and business globally, focusing on the growth and success of its membership. Prior to rejoining RE/MAX in 2019, Bailey served as President and CEO of Century 21 Real Estate LLC, a subsidiary of Realogy, and as a Vice President at Trulia/Zillow. Earlier in his career, he spent over a decade at RE/MAX, LLC, where he led the growth and development for numerous regions. With more than 25 years of experience within the real estate industry, Bailey has worn many hats, including those of real estate agent and broker.

"Adding almost 19,000 agents to our Company-owned regions gives us the opportunity to scale faster than we have been able to in the past. It means more agents on the same systems, using the same products, combining resources, and delivering a more consistent customer experience," Bailey said. "This, coupled with our revamped technology stack, which is just beginning to gain traction, creates the perfect time to bring our biggest client back under the tent so that even more RE/MAX agents will have unfettered access to our tools, training and technology."

Strategic Rationale

  Execution of Strategy - Acquiring Independent Regions has been a key component of the Company's long-term growth strategy. The acquisition of INTEGRA's North American businesses is the biggest manifestation of that strategy.
  Growth - The acquisition of these Independent Regions brings additional growth opportunities with more brokers actively recruiting agents to the COR network.
  Prudent Allocation of Capital - The acquisition of Independent Regions has long been a capital allocation priority given the inherent attractive economics unique to the Company as the acquirer. The acquisition is expected to be accretive in the first year and to materially increase the Company's revenue, profit, and free cash flow.
  Efficiency and Scale - The similarity of the Company's and INTEGRA'S North American operations will further simplify and scale the Company's operations through identified cost and operational synergies.

Transaction Details
The RE/MAX Holdings, Inc. Board of Directors has unanimously approved the transaction, which is subject to customary closing conditions, including antitrust review. RE/MAX, LLC is acquiring RE/MAX INTEGRA's North American operations for approximately $235 million in cash. RE/MAX has secured commitments of $235 million in aggregate additional debt financing to fund the purchase price. The closing of the transaction is contingent on completion of the financing. The transaction is expected to close in the third quarter.

Webcast and Conference Call
RE/MAX Holdings will provide further details on the transaction during a conference call to be held on Friday, June 4, 2021, beginning at 8:30 a.m. Eastern Time. Interested parties can access the conference call using the link below:

http://www.directeventreg.com/registration/event/1581748

Interested parties can access a live webcast through the Investor Relations section of the Company's website at http://investors.remax.com. Please join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well.

History of Regional Acquisitions
RE/MAX, LLC has purchased formerly Independent Regions covering 12 states, two partial states (Northern Illinois, Southern Ohio) and the District of Columbia since its 2013 Initial Public Offering (IPO). The moves are an important aspect of the RE/MAX growth strategy and a common approach in the franchising industry. Acquisitions since the IPO include: Northern Illinois (2017); Alaska, Georgia, Kentucky, New Jersey, New York, Southern Ohio, and Tennessee (2016); and Arizona, Maryland, Nevada, New Mexico, Virginia, Washington DC, and West Virginia (2013).

RE/MAX has a worldwide network of nearly 140,000 agents in more than 110 countries and territories, a global footprint larger than any of its competitors. RE/MAX, LLC is a wholly owned subsidiary of RMCO, LLC, which is controlled and managed by RE/MAX Holdings, Inc.

About RE/MAX Holdings, Inc.
RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world's leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with nearly 140,000 agents across over 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX Holdings launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage has grown to over 150 offices in almost 40 states.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to the anticipated timing of the closing of the acquisition; the potential benefits of the acquisition, including the expectations that the acquisition will enhance the Company's ability to continue to scale, bring many attractive growth opportunities and simplify the Company's operational structure by creating greater efficiencies and cost and operational synergies; the ability of the Company to facilitate a smooth transition for the regions; the expectation that the acquisition will be accretive in the first year and to materially increase the Company's revenue, profit, and free cash flow; and the Company's strategy of reacquiring independent regions generally. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include (1) pending acquisition may not be consummated on the terms described herein, if at all; (2) the Company's ability to successfully close the anticipated acquisition and to integrate the acquired regions into its business, (3) the intended benefits of the acquisition may not be realized, (4) the global COVID-19 pandemic, which has impacted the Company and continues to pose significant and widespread risks to the Company's business, (5) changes in the real estate market or interest rates and availability of financing, (6) changes in business and economic activity in general, (7) the Company's ability to attract and retain quality franchisees, (8) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (9) changes in laws and regulations, (10) the Company's ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, 11) the Company's ability to implement its technology initiatives, and (12) fluctuations in foreign currency exchange rates, and those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

CONTACT: Investors, Andy Schulz, (303) 796-3287, aschulz@remax.com; Media, Kerry McGovern, (303) 796-3283, kmcgovern@remax.com